                                                                  EXHIBIT (d)(5)

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                  April 3, 2002


         Pursuant to Section 1 of the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Series S and Series T, newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "Series S and Series T" to Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to Series S and Series T by signing below.

                                                    Very sincerely,



                                                    Michael J. Roland
                                                    Executive Vice President
                                                    ING Investments, LLC


ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By: ___________________________
      Mary Ann Fernandez
      Senior Vice President

                                 FORM OF AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                          EFFECTIVE AS OF APRIL 3, 2002





SERIES                             ANNUAL SUB-ADVISORY FEE             APPROVED BY BOARD            REAPPROVAL DATE
------                             -----------------------             -----------------            ---------------

Series D-N                         0.1125% Offering Period               December 12, 2001           December 31, 2002
Series P-R                         0.270% Guarantee Period

Series S-T*                        0.1125% Offering Period               April 3, 2002               December 31, 2002
                                   0.270% Guarantee Period

*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.

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